POWER OF ATTORNEY

The undersigned officers and Trustees of the Marketocracy Funds (the “Trust”) hereby appoint Kendrick W. Kam and Jim Matel as attorneys-in-fact and agents, with the power, to execute, and to file any of the documents referred to below relating to the initial registration of the Trust as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”) and the registration of the Trust’s securities under the Securities Act of 1933, as amended (the “Securities Act”) including the Trust’s Registration Statement on Form N-8A, N-1A or Form N-14, any and all amendments thereto, including all exhibits and any documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive order rulings and proxy materials. Each of the undersigned grants to the said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

The undersigned Trustee hereby executes this Power of Attorney as of this 15th day of October, 2004.

Name	Title
________________________ Kendrick W. Kam	President, Treasurer, Trustee
________________________ William J. Scilacci	Trustee
________________________ Arthur L. Roth	Trustee
________________________ Shawn O’Hara	Trustee
/s/ Ashley E. Boren Ashley E. Boren	Trustee